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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 (File No. 333-60247) of our report dated December 19, 1997, on our audits of the financial statements and financial statement schedules of Coyne International Enterprises Corp. We also consent to the references to our firm under the caption "Experts".

PricewaterhouseCoopers LLP



Syracuse, New York
November 9, 1998